Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
(215) 546-5005; (215) 640-6357 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2015

Philadelphia, PA - March 1, 2016 - Resource America, Inc. (NASDAQ: REXI)
Fourth Quarter 2015 Highlights

•	Adjusted net income attributable to common shareholders of $4.2 million or $0.20 per common share-diluted (see Schedule I)

•	Raised a record $196.0 million for Resource Real Estate Opportunity REIT II, Inc.

•	Book value per common share of $7.09

•	Repurchased 866,389 shares at an average price of $5.67 per share

Fourth Quarter 2015 Results
Resource America, Inc. (NASDAQ: REXI) (the "Company") reported adjusted net income attributable to common shareholders, a non-GAAP measure, of $4.2 million, or $0.20 per common share-diluted, and $10.6 million, or $0.47 per common share-diluted, for the three months and year ended December 31, 2015, respectively, as compared to adjusted net income attributable to common shareholders of $2.1 million, or $0.09 per common share-diluted, and $12.1 million, or $0.54 per common share-diluted, for the three months and year ended December 31, 2014, respectively. A reconciliation of the Company's reported GAAP net income attributable to common shareholders to adjusted net income attributable to common shareholders, a non-GAAP measure, is included as Schedule I to this release.
The Company reported GAAP net income attributable to common shareholders of $3.7 million, or $0.17 per common share-diluted, and $5.3 million, or $0.24 per common share-diluted, for the three months and year ended December 31, 2015, respectively, as compared to GAAP net income attributable to common shareholders of $2.2 million, or $0.09 per common share-diluted, and $9.0 million, or $0.40 per common share-diluted, for the three months and year ended December 31, 2014.

Assets Under Management
The following table details the Company's assets under management by operating segment which, in gross, increased by $1.5 billion (8%) from December 31, 2014 to 2015 (in billions):

	December 31,
	2015	2014
Financial fund management	$16.8	$16.1
Real estate	4.1	3.4
Commercial finance	0.8	0.7
	$21.7	$20.2

Net assets under management (1)	$9.4	$9.7

(1)
Net assets under management represents the proportionate share of assets managed by the Company after reflecting joint venture arrangements.    As of December 31, 2015 and 2014, net assets reflect the Company's 24% and 33% interests, respectively, in its CVC Credit Partners joint venture.

A description of how the Company calculates assets under management is set forth in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

The consolidated financial statements included herein reflect the deconsolidation of Resource Capital Corp. ("RSO"), a publicly-traded REIT managed by the Company, for all prior periods presented, in connection with the Company's election to early adopt the latest accounting guidance regarding consolidations.

On January 29, 2016 the Company announced that it would be evaluating its current strategic position and seeking to identify and evaluate strategic and financial alternatives for the Company to enhance shareholder value, and that it had engaged Evercore to advise the Company.  The Company is in the process of conducting this evaluation; however, the Company has not set a definitive timetable for completion of its evaluation, and there can be no assurances that the process will result in any transaction being announced or completed. The Company does not intend to provide updates or make any further comment until the outcome of the process is determined or until there are significant developments.

Highlights for the Fourth Quarter and Year Ended December 31, 2015 and Recent Developments
REAL ESTATE ASSET MANAGEMENT:
Equity Asset Management
Resource Real Estate Opportunity REIT, Inc. ("Opportunity REIT I"), a public non-traded real estate investment trust ("REIT") managed by the Company, which specializes in acquiring and managing distressed real estate assets, had the following highlights for the year ended December 31, 2015:

•	Increased total assets to $1.1 billion at December 31, 2015, an increase of 12%, from $978.4 million at December 31, 2014.

•	Acquired $256.4 million of assets, placed or assumed financing of $139.3 million and disposed of $87.7 million of multifamily assets.
Resource Real Estate Opportunity REIT II, Inc. ("Opportunity REIT II"), a public non-traded REIT managed by the Company, which specializes in acquiring multifamily rental properties and selected loans, had the following highlights:

•	Raised a record $196.0 million during the three months ended December 31, 2015 and completed fundraising in February 2016 with a total equity capital raise of $556.0 million.

•	Increased total assets to $596.4 million at December 31, 2015, an increase of 634%, from $81.2 million at December 31, 2014.

•
Acquired $170.7 million of assets and placed $42.5 million of financing during the three months ended December 31, 2015. Acquisitions and financings totaled $372.8 million and $116.2 million, respectively, for the year ended December 31, 2015.

Resource Real Estate Diversified Income Fund, a public closed-end real estate focused investment fund managed by the Company, has raised $100.4 million since inception, including $65.2 million during the year ended December 31, 2015.
On February 16, 2016, Resource Innovation Office REIT, Inc., a company-sponsored REIT that will focus on acquiring office buildings, broke escrow. Resource Innovation Office Advisor, LLC, a subsidiary of Resource Real Estate, Inc, which is a wholly-owned subsidiary of the Company, will be the external manager.
Resource Apartment REIT III, Inc. filed a registration statement with the U.S. Securities and Exchange Commission on November 2, 2015 to raise up to $1.0 billion.
Debt Asset Management
RSO originated $255.1 million and $744.2 million in new commercial real estate loans during the three months and year ended December 31, 2015.
The following additional highlights contributed to our real estate asset management operations:

•	The Company's real estate operating segment increased its gross assets under management at December 31, 2015 to $4.1 billion, an increase of $700.3 million, or 21%, from December 31, 2014.

•
Real estate revenues increased 79% and 44% to $24.9 million and $79.1 million for the three months and year ended December 31, 2015, respectively, as compared to $13.8 million and $54.9 million for the three months and year ended December 31, 2014.

FINANCIAL FUND MANAGEMENT:
Credit Asset Management
CVC Credit Partners, L.P. ("CCP"), the Company's global joint venture, closed Apidos CLO XXIII, Ltd. in January 2016. CCP has now closed CLOs issuing notes with a total par value of $8.8 billion. At December 31, 2015, the Company had a 24% interest in this joint venture.
The following additional highlight contributed to the Company's financial fund asset management operations:

•
The Company's financial fund management operating segment increased its gross assets under management at December 31, 2015 to $16.8 billion, an increase of $700.0 million, or 4%, from December 31, 2014.

CORPORATE/OTHER:
Share Repurchases

•	On August 13, 2015, the Company's Board of Directors authorized the repurchase of $25.0 million of its common stock; $7.8 million remains available for repurchase under this plan.

•
The Company repurchased 866,389 and 2.7 million of its shares during the fourth quarter and year ended December 31, 2015, respectively, at average prices of $5.67 and $7.35 per share. The shares repurchased during 2015 represented approximately 12% of outstanding shares.

Dividends

•
The Company's Board of Directors authorized a cash dividend of $0.06 per share on the Company’s common stock which was paid on January 29, 2016 to holders of record as of the close of business on January 15, 2016.

•	RSO's Board of Directors declared a cash dividend of $0.42 per common share for its three months ended December 31, 2015.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account, for its joint ventures, and for outside investors in the real estate, financial fund management and commercial finance sectors.
For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.
Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company's actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission, or SEC. For information pertaining to risks relating to these forward-looking statements, reference is made to the section "Risk Factors" contained in Item 1A of the Company's Annual Report on Form 10-K and in other of its public filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.
A registration statement relating to securities offered by Innovation Office REIT was declared effective by the SEC on October 5, 2015.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.
A registration statement relating to securities offered by Opportunity REIT II was declared effective by the SEC on February 6, 2014.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.
A registration statement relating to securities offered by Diversified Income Fund was declared effective by the SEC on November 3, 2013.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The remainder of this release contains the Company's unaudited consolidated balance sheets, consolidated statements of operations, and reconciliation of GAAP net income (loss) attributable to common shareholders to adjusted net income attributable to common shareholders.

RESOURCE AMERICA, INC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	December 31,
	2015	2014

ASSETS
Cash	$24,132	$33,947
Restricted cash	937	725
Receivables	3,228	1,414
Loans and receivables from managed entities and related parties, net	26,667	32,745
Investments in real estate, net	16,022	17,097
Investment securities, at fair value	45,672	41,383
Investments in unconsolidated loan manager	32,616	39,655
Investments in unconsolidated entities	17,553	16,024
Property and equipment, net	5,371	5,063
Deferred tax assets, net	29,264	32,818
Other assets	9,733	5,556
Total assets	$211,195	$226,427

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$27,184	$22,474
Payables to managed entities and related parties	3,145	3,124
Borrowings	20,747	20,970
Total liabilities	51,076	46,568

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 49,000,000 shares authorized; 34,973,987 and 34,489,568 shares issued (including nonvested restricted stock of 1,095,238 and 833,082), respectively	339	335
Additional paid-in capital	311,491	308,134
Accumulated deficit	(31,683)	(32,051)
Treasury stock, at cost; 14,460,024 and 11,764,417 shares, respectively	(139,858)	(120,182)
Accumulated other comprehensive income (loss)	(2,526)	3,025
Total stockholders’ equity	137,763	159,261
Noncontrolling interests	22,356	20,598
Total equity	160,119	179,859
Total liabilities and equity	$211,195	$226,427

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
REVENUES:
Real estate	$24,853	$13,849	$79,130	$54,861
Financial fund management	2,694	7,627	20,411	29,118
Commercial finance	248	(6)	314	(164)
	27,795	21,470	99,855	83,815
COSTS AND EXPENSES:
Real estate	12,499	10,047	47,303	37,411
Financial fund management	3,923	4,844	13,687	14,902
Commercial finance	505	396	1,976	979
General and administrative	4,294	3,041	15,825	11,118
Provision for credit losses	2	(284)	280	3,058
Depreciation and amortization	485	450	1,961	1,819
	21,708	18,494	81,032	69,287
OPERATING INCOME (LOSS)	6,087	2,976	18,823	14,528

OTHER INCOME (EXPENSE):
Gain (loss) on sale of investment securities, net	—	6	—	445
Other-than-temporary impairment on investments	(180)	—	(4,677)	—
Interest expense	(449)	(458)	(1,775)	(1,905)
Other income, net	329	553	1,718	2,532
	(300)	101	(4,734)	1,072
Income (loss) from continuing operations before taxes	5,787	3,077	14,089	15,600
Income tax provision (benefit)	3,289	862	6,745	5,853
Net income (loss)	2,498	2,215	7,344	9,747
Net (income) loss attributable to noncontrolling interest	1,188	(56)	(2,044)	(729)
Net income (loss) attributable to common shareholders	$3,686	$2,159	$5,300	$9,018

Basic earnings per share:
Net income (loss)	$0.18	$0.09	$0.24	$0.43
Weighted average shares outstanding	20,998	22,817	22,218	21,148

Diluted earnings per share:
Net income (loss)	$0.17	$0.09	$0.24	$0.40
Weighted average shares outstanding	21,272	23,094	22,489	22,371

Schedule I

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS TO
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income (loss) attributable to common shareholders - GAAP	$3,686	$2,159	$5,300	$9,018

Adjustments, net of tax:
Impairment of investment in unconsolidated loan manager	—	—	2,539	—
Loss attributable to commercial finance	123	81	1,078	2,661
Deferred tax provision (benefit)	398	(105)	1,686	380
Adjusted net income attributable to common shareholders	$4,207	$2,135	$10,603	$12,059

Weighted average diluted shares outstanding	21,272	23,094	22,489	22,371

Adjusted net income attributable to common shareholders per common per share-diluted	$0.20	$0.09	$0.47	$0.54

(1)
Adjusted net income attributable to common shareholders presents the Company's operations without the effect of the impairment of its investment in unconsolidated loan manager, its commercial finance operations and deferred tax provision (benefit). The Company believes that this provides useful information to investors since it allows investors to evaluate the Company's progress in both its real estate and financial fund management segments for the three months and year ended December 31, 2015 and 2014 separately from its commercial finance operations and deferred tax provision (benefit). Adjusted net income attributable to common shareholders should not be considered as an alternative to net income (loss) attributable to common shareholders (computed in accordance with GAAP). Instead, adjusted net income attributable to common shareholders should be reviewed in connection with net income (loss) attributable to common shareholders in the Company's consolidated financial statements to help analyze how the Company's business is performing.